MTECH ACQUISITION CORP.
10124 Foxhurst Court
Orlando, Florida 32836
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MTECH ACQUISITION CORP.

PROXY CARD

The undersigned appoints Scott Sozio and Tahira Rehmatullah as proxies ("Proxies"), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated below, all common stock of MTech Acquisition Corp. ("MTech") held of record by the undersigned on _______, 2019 at the special meeting of stockholders (the "Meeting") to be held on ________, 2019, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies' discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS OF MTECH RECOMMENDS A VOTE "FOR" PROPOSALS 1,2,3 AND 4.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

(1) The Business Combination Proposal – to approve an Agreement and Plan of Merger, dated as of October 10, 2018, as amended, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, providing for the combination of MTech and MJ Freeway, LLC, a Colorado limited liability company, under a new holding company called MTech Acquisition Holdings Inc. ("MTech Holdings"), and approve the transactions contemplated thereby (the "Business Combination").

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) The Charter Amendments Proposal – to approve and adopt the Amended and Restated Certificate of Incorporation of MTech Holdings, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, reflecting the following material differences from MTech's current mended and restated certificate of incorporation:

a. having a single class of common stock and an authorized 75,000,000 shares of common stock;

FOR ☐ AGAINST ☐ ABSTAIN ☐

b. having 5,000,000 authorized shares of preferred stock;

FOR ☐ AGAINST ☐ ABSTAIN ☐

c. fixing the number of directors of MTech Holdings at eight, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors in office;

FOR ☐ AGAINST ☐ ABSTAIN ☐

d. dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;

FOR ☐ AGAINST ☐ ABSTAIN ☐

e. prohibiting stockholder actions by written consent; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

f. making MTech Holdings' corporate existence perpetual as opposed to MTech's corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to special purpose acquisition corporations contained in MTech's current amended and restated certificate of incorporation.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) The Incentive Plan Proposal - to approve and adopt the MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan in connection with the Business Combination, a copy of which is attached to the accompanying proxy statement/ prospectus as Annex C; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if MTech is unable to consummate the Business Combination for any reason.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date: ___________________________, 2019

____
Signature

____
Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.